Exhibit 99

Form 4 Joint Filer Information
Names of Joint Filers:
Evergreen IV, L.P.
Evergreen IV GP, L.P.
Evergreen E.P.F IV Ltd.

Address of Joint Filers:
25 Habarzel St.
Tel-Aviv, Israel 69710

Designated Filer:
Evergreen IV, L.P.
Issuer and Ticker Symbol:
Varonis Systems, Inc. [VRNS]
Date of Event:
August 7, 2014

Signatures of Joint Filers:
Evergreen IV, L.P.
By: Evergreen IV GP, L.P., its sole General Partner
By: Evergreen E.P.F IV Ltd., its sole General Partner
By: /s/ Motti Hoss and /s/ Amichai Hammer
Authorized Signatories

Evergreen IV GP, L.P., its sole General Partner
By: Evergreen E.P.F IV Ltd., its sole General Partner
By: /s/ Motti Hoss and /s/ Amichai Hammer
Authorized Signatories

Evergreen E.P.F IV Ltd., its sole General Partner
By: /s/ Motti Hoss and /s/ Amichai Hammer
Authorized Signatories